EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to Form S-8 Registration Statement (reg. no. 333-84245), relating to the registration of shares of common stock under the FiNet.com, Inc. 1989 Stock Option Plan, 1998 Stock Bonus Incentive Plan, 1999 Employee Stock Purchase Plan, 1998 Non-Employee Directors' Stock Option Plan, Thomas L. Porter 1999 Employment Agreement, Michael G. Conway 1998 Employment Agreement, Mark L. Korell 1998 Employment Contract, Daniel L. Rawitch 1998 Employment Contract, 1999 Jan C. Hoeffel Employment Termination Agreement, and the James Fisher 1998 Employment Agreement, of our report dated July 9, 1998 (with respect to Note C July 31,
1998) with respect to our audit of the financial statements (not included in the registration statement) of Coastal Federal Mortgage Company, a wholly owned subsidiary of FiNet.com, Inc., as of and for each of the years in the two year period ended April 30, 1998.


                              /s/ Richard A. Eisner & Company, LLP
                              ----------------------------------------------
                              RICHARD A. EISNER & COMPANY, LLP

Florham Park, New Jersey
August 31, 1999